Exhibit 5.1

7 August 2019

Matter No.:862828

Doc Ref:105315488

Richard.Hall@conyersdill.com

Ryan.McConvey@conyersdill.com

Luokung Technology Corp.

LAB 32, SOHO 3Q, No 9

Guanghua Road

Chaoyang District

Beijing

People’s Republic of China

Dear Sirs,

Luokung Technology Corp. (the “Company”)

We have acted as special legal counsel in the British Virgin Islands to the Company in connection with a registration statement on form F-3 filed with the U.S. Securities and Exchange Commission (the “Commission”) on 7 August 2019 (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of (i) ordinary shares, par value US$0.01 each (“Ordinary Shares”), (ii) preferred shares, par value US$0.01 each (“Preference Shares”), (iii) debt securities of the Company (“Debt Securities”), (iv) warrants of the Company to purchase the Ordinary Shares or Preference Shares (collectively, the “Equity Securities”) or Debt Securities (“Warrants”), (v) subscription rights to purchase Ordinary Shares or Preference Shares (“Subscription Rights”), and (vi) units comprised of one or more of the Ordinary Shares, Preference Shares, Debt Securities, Warrants or Subscription Rights described in the Registration Statement in any combination.

For the purposes of giving this opinion, we have examined a copy of (i) the Registration Statement, (ii) the memorandum and articles of association of the Company as obtained from the Registrar of Corporate Affairs on 17 July 2019 (the “M&As”), (iii) resolutions in writing of all of the directors of the Company dated 7 August 2019 (the “Director Resolutions”), (iv) a Certificate of Good Standing issued by the Registrar of Corporate Affairs in relation to the Company on 17 July 2019 (the “Certificate Date”), and (v) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the Director Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous resolutions in writing, remain in full force and effect and have not been rescinded or amended, (e) that the Company will issue the Securities in furtherance of its objects as set out in its memorandum of association; (f) that the M&As will not be amended in any manner that would affect the opinions expressed herein; (g) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised shares available to issue under its memorandum of association to effect the issue of any Equity Securities at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Debt Securities, Warrants, Subscription Rights or Units (collectively, “non-Equity Securities”); (i) that the form and terms of any and all non-Equity Securities, the issuance and sale of any Equity Securities or non-Equity Securities by the Company, and the Company’s incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the M&As nor any applicable law, regulation, order or decree in the British Virgin Islands, (j) that no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any Equity Securities or non-Equity Securities; (k) none of the Equity Securities or non-Equity Securities have been offered or issued to residents of the British Virgin Islands; (l) that all necessary corporate action will be taken to authorise and approve any issuance of Equity Securities or non-Equity Securities, the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement, will be duly approved, executed and delivered by or on behalf of the Company and all other parties thereto; (m) that the applicable purchase, underwriting, similar agreement and any other agreement or other document relating to any Equity Securities or non-Equity Securities to be offered and sold will be valid and binding in accordance with its terms pursuant to its governing law; (n) that the issuance and sale of and payment for the Equity Securities or non-Equity Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the board of directors of the Company and/or where so required, the shareholders of the Company and the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto); (o) that, upon the issue of any Equity Securities, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; (p) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Equity Securities or non-Equity Securities, and the due execution and delivery thereof by each party thereto; (q) the Company is and after the allotment (where applicable) and issuance of any Equity Securities or non-Equity Securities able to pay its liabilities as they fall due, and (r) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

The obligations of the Company in connection with any offer, issuance and sale of any Equity Securities or non-Equity Securities and any agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, merger, consolidation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions; (b) will be subject to statutory limitation of the time within which proceedings may be brought; (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available; (d) may not be given effect to by a British Virgin Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and (e) may not be given effect by a British Virgin Islands court to the extent that they are to be performed in a jurisdiction outside the British Virgin Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a British Virgin Islands court has inherent discretion to stay or allow proceedings in the British Virgin Islands courts.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of the British Virgin Islands in good standing (meaning solely that it has not failed to make any filing with any British Virgin Islands governmental authority or to pay any British Virgin Islands government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of the British Virgin Islands).

2.	Upon the due issuance of any Ordinary Shares or Preferred Shares, and payment of the consideration therefor, such Ordinary Shares or Preferred Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof).

3.	Upon the due issuance, execution and delivery of any non-Equity Securities by the Company and payment of the consideration therefor, such non-Equity Securities will constitute legal, valid and binding obligations of the Company in accordance with the terms thereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman